As filed with the Securities and Exchange Commission on September 30, 2019

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MICRON SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE72-0925679

(State or other Jurisdiction of(I.R.S. Employer

Incorporation or Organization)Identification Number)

25 Sawyer Passway, Fitchburg, MA 01420

(Address of Principal Executive Offices)(Zip Code)

MICRON SOLUTIONS, INC. 2019 EQUITY INCENTIVE PLAN

(Full title of the Plan)

William J. Laursen

President

Micron Solutions, Inc.

25 Sawyer Passway

Fitchburg, MA 01420

(978) 345-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Michael A. Refolo, Esq.

Mirick, O’Connell, DeMallie & Lougee, LLP

100 Front Street, Worcester, MA 01608

(508) 929-1622

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filerAccelerated Filer

Non-accelerated filerSmaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	500,000 (2)	$2.19	$1,095,000	$132.72

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Micron Solutions, Inc. Common Stock as reported on the NYSE Amex Exchange on September 27, 2019.

(2)This Registration Statement covers 500,000 shares of common stock of Micron Solutions, Inc., that are being registered pursuant to the Micron Solutions, Inc. 2019 Equity Incentive Plan (the “Plan”).  This registration statement registers an indeterminate amount of additional shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Micron Solutions, Inc. 2019 Equity Incentive Plan. In addition pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1)(§230.428(b)(1)). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424).  These documents and the documents incorporated by reference in this Form S-8 pursuant to Item 3 of part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents are hereby incorporated by referenced into this Registration Statement.

(a)(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) Current Reports on Form 8-K filed with the SEC on February 12, 2019, March 5, 2019, March 12, 2019, March 19, 2019, March 20, 2019, April 22, 2019, May 15, 2019, June 15, 2019, July 11, 2019, July 17, 2019, August 15, 2019 (as amended on Form 8-K/A filed on August 16, 2019), August 21, 2019, August 28, 2019 and September 24, 2019; and (iii) Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019 and August 14, 2019;

(b)All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in paragraph (a) above; and

(c)The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 12, 1992, including any amendment or reports filed for the purpose of updating such description under the Exchange Act with the Securities and Exchange Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  You may request a copy of these filings, at no cost, by writing to William J. Laursen, President, Micron Solutions, Inc., 25 Sawyer Passway, Fitchburg, MA 01420, or by calling him at (978) 345-5000.

Item 4.Description of Securities.

Not Applicable.

Item 5.Interests of Named Experts and Counsel.

Not Applicable.

Item 6.Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liability for certain of their acts.  Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with specified exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  The Registrant’s Certificate of Incorporation contains this provision.  The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

Article VI of the Registrant’s By-Laws provides that the Registrant will indemnify and hold harmless its executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may be amended from time to time, who were or are made or are threatened to be made a party or are or may be otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or executive officer of the corporation or, while a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person.  The Registrant shall also, to the fullest extent permitted by applicable law, pay the expenses (inducing attorneys’ fees) incurred by such directors and executive officers in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under Article VI or otherwise.  The Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Registrant similar to those conferred in Article VI to directors and executive officers of the corporation.  The Registrant maintains directors’ and officers’ liability insurance, including a reimbursement policy in favor of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7.Exemption from Registration Claimed.

Not Applicable.

Item 8.Exhibits.

NumberDescription

4.1	Micron Solutions, Inc. 2019 Equity Incentive Plan (filed herewith)
5.1	Opinion of Mirick O’Connell DeMallie & Lougee, LLP (filed herewith)
23.1	Wolf & Company, P.C. Consent (filed herewith)
23.2	Mirick O’Connell Consent (included in Exhibit 5.1)
24.1	Power of Attorney is contained on the signature page of this Registration Statement

Item 9.Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) and if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,  That: (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter) the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) - (5)  Not applicable.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on this September 30, 2019.

MICRON SOLUTIONS, INC.

By:         /s/ William J. Laursen

William J. Laursen, President

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant, Micron Solutions, Inc., whose signature appears below, hereby appoints William J. Laursen as attorney-in-fact for the undersigned with full power of substitution, to execute in his or her name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement and any related registration statement under Rule 462(b) under the Securities Act of 1933 as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 or Rule 462(b) registration statement with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William J. Laursen	President, Chief Executive Officer and	September 30, 2019
William J. Laursen	Director (principal executive officer)

/s/ Wayne Coll	Chief Financial	September 30, 2019
Wayne Coll	Officer (principal financial officer)

/s/ Andrei Soran	Chairman and Director	September 30, 2019
Andrei Soran

/s/ Marco Benedetti	Director	September 30, 2019
Marco Benedetti

/s/ Rodd E. Friedman	Director	September 30, 2019
Rodd E. Friedman

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/s/ Robert A. Mello	Director	September 30, 2019
Robert A. Mello

/s/ Jason R. Chambers	Director	September 30, 2019
Jason R. Chambers

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EXHIBIT INDEX

Exhibit

Number

4.1	Micron Solutions, Inc. 2019 Equity Incentive Plan (filed herewith)
5.1	Opinion of Mirick O’Connell DeMallie & Lougee, LLP (filed herewith)
23.1	Wolf & Company, P.C. Consent (filed herewith)
23.2	Mirick O’Connell Consent (included in Exhibit 5.1)
24.1	Power of Attorney is contained on the signature page of this Registration Statement

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EXHIBIT 4.1

2019 EQUITY INCENTIVE PLAN

1. Purpose and Objectives

The Micron Solutions, Inc. 2019 Equity Incentive Plan (the “Plan”) is designed to align the interests of (i) designated employees of Micron Solutions, Inc. (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants and key advisors of the Company and its subsidiaries with the interests of the Company’s stockholders and to provide an opportunity for such persons to acquire and maintain a proprietary interest in the Company through stock ownership.  By extending the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards, the Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.  The Plan may furthermore be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent.  The Plan shall become effective if and at the time it is approved by the shareholders of the Company.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

a. “Board” means the Company’s Board of Directors.

b. “Cause,” unless otherwise defined in the instrument evidencing an award or in a written employment, services or other agreement between the Participant and the Company, means dishonesty, fraud, serious or willful misconduct, violation of Company policies and procedures including the Code of Ethics, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Compensation Committee, whose determination shall be conclusive and binding.

c. “Change of Control” shall be deemed to have occurred if:

i. A merger, consolidation, liquidation or reorganization of the Company into or with another company or other legal person, after which merger, consolidation, liquidation or reorganization of the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity;

ii. The direct or indirect acquisition by any person (as the term “person” is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the voting capital stock of the Company, in a single or series of related transactions; or

iii. The sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entity or entities to which the assets were transferred).

d. “Code” means the Internal Revenue Code of 1986, as amended.

e. “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

f. “Company” means Micron Solutions, Inc., any present or future subsidiary, and any successor corporation.

g. “Company Stock” means the common stock, $0.01 par value, of the Company.

h. “Consultant” means a consultant or advisor who performs services for the Employer and who renders bona fide services to the Employer, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Employer’s securities.

i. “Disability” means a Participant’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long term disability plan applicable to the Participant, or as otherwise determined by the Committee; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 7(c)(iii), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

j. “Disqualifying Disposition” has the meaning set forth in Section

k. “Effective Date” of the Plan means the date upon which the Plan is adopted by the stockholders.

l. “Employee” means an employee of the Employer (including an officer or director who is also an employee).

m. “Employer” means the Company and its subsidiaries.

n. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

o. “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

p. “Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee.  In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded.

q. “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

r. “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

s. “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

t. “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

u. “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

v. “Option” means an option to purchase shares of Company Stock, as described in Section 7.

w. “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8 or 9 of the Plan), as described in Section 10.

x. “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

y. “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

z. “Performance Period” means the one or more periods of time [not less than one fiscal quarter in duration], as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

aa. “Performance Share Award” means any Award granted pursuant to Section 11 hereof.

bb. “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

cc. “Plan” means this Micron Solutions, Inc. 2019 Equity Incentive Plan, as in effect from time to time.

dd. “SAR” means a stock appreciation right as described in Section 10.

ee. “Stock Award” means an award of Company Stock as described in Section 9.

ff. “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3. Administration

a. Committee.  The Plan shall be administered and interpreted by the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform functions designated by the Committee, to the extent that such delegation is permitted under the Delaware General Corporation Law and other applicable laws.  Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however, that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or By-Laws, or applicable law shall be exercised by the Board and not by the Committee.

b. Committee Authority.  Except as otherwise provided herein or as required by law, the Committee shall have the authority to make recommendations to the Board as to (i) the Participants to whom Grants shall be made under the Plan, (ii) the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) amendment of the terms and conditions of any previously issued Grant, subject to the provisions of Section 17 below, and to deal with any other matters arising under the Plan.

c. Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable.  The interpretations of the Plan and all determinations made by the Committee and/or the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee and/or the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

d. Limitation of Liability.  Each member of the Committee or the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee or the Board, nor any officer or employee of the Company acting on behalf of the Committee or the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee or the Board and any officer or employee of the Company acting on behalf of the Committee or the Board or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

   4. Grants

a. Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

b. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

a. Shares Authorized.  The aggregate number of shares of Company Stock that may be issued under the Plan shall be, 500,000, subject to adjustment as described in subsection (d) below.

b. Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market.  If and to the extent Options and SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.

c. Individual Limits.  In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock plans of the Company) exceed $100,000.

d. Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Board shall be final, binding and conclusive.

6. Eligibility for Participation

a. Eligible Persons.  All Employees, Consultants and Non-Employee Directors shall be eligible to participate in the Plan.

b. Selection of Participants.  The Committee shall recommend and the Board shall select the Employees, Consultants and Non-Employee Directors to receive Grants, and shall determine the type of Grant and the number of shares of Company Stock subject to each Grant.

7. Options

a. General Requirements. The Committee may recommend and the Board may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Board deems appropriate under this Section 7.  The Committee shall recommend to the Board for its determination the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

b. Type of Option, Price and Term. The Committee may recommend and the Board may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Consultants or Non Employee Directors.

i. The Exercise Price of Company Stock subject to an Option shall be determined by the Board; provided, however, that the Exercise Price for an Incentive Stock Option will be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted and further provided that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

ii. The Committee shall recommend to and the Board shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

iii. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Board and specified in the Grant Agreement.  The Board upon the recommendation of the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

iv. Options granted to persons who are non exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board upon the recommendation of the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

c. Termination of Employment or Service.  Unless otherwise specifically provided in the instrument evidencing an award or in a written employment, services or other agreement between the Participant and the Company, upon termination of employment or the services of a Participant, an Option may only be exercised as follows:

i. In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within three months after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board upon the recommendation of the Committee), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

ii. In the event the Participant ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer.  In addition, notwithstanding any other provisions of this Section 7, if the Board determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant’s termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in forfeiture.

iii. In the event the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

iv. If the Participant dies while employed by, or providing service to, the Employer or while an Option remains outstanding under Section 7(d)(i) or 7(d)(iii) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

d. Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

e. Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

a. General Requirements.  The Committee may recommend and the Board may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as it deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

   b. Terms of Stock Units.  The Committee may recommend and the Board may grant Stock Units that are payable on terms and conditions determined by it, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee, provided that time based awards vest in installments over three (3) years and performance based awards vest over a period of at least one (1) year.  The Committee shall recommend and the Board shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

c. Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

d. Requirement of Employment or Service.  The Committee shall recommend and the Board shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9. Stock Awards

a. General Requirements. The Committee may recommend and the Board may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as it deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Board.  The Committee may recommend and the Board may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall recommend and the Board shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

b. Requirement of Employment or Service.  The Committee shall recommend and the Board shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

c. Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares subject thereof except upon death as described in Section 14(a).  Each certificate for a share subject of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

d. Right to Vote and to Receive Dividends.  The Committee shall recommend and the Board shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares subject of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10. Stock Appreciation Rights and Other Stock-Based Awards

a. The Committee may recommend and the Board may grant SARs to an Employee, Non Employee Director or Consultant separately or in tandem with an Option.  The following provisions are applicable to SARs:

i. Base Amount.  The base amount of the SAR shall be established at the time the SAR is granted.  The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

ii. Tandem SARs.  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

iii. Exercisability.  An SAR shall be exercisable during the period specified in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement.  SARs may be granted that are subject to achievement of performance goals or other conditions.  The Board may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 7(d).  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

iv. Grants to Non Exempt Employees.  SARs granted to persons who are non exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

v. Value of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

vi. Form of Payment.  The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

b. Other Stock-Based Awards.  The Committee may recommend and the Board may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as it deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11. Performance Shares

a. Performance Share Grant.  Each Performance Share Award granted under the Plan shall be evidence by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 11, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Grant Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Grant granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions, and restrictions of the Award.

b. Earning Performance Share Grant. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

12. Deferrals

The Company may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Company shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13. Withholding of Taxes

a. Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

b. Election to Withhold Shares.  If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Committee.

14. Transferability of Grants

a. Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

b. Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Company may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Company may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15. Consequences of a Change of Control

In the event of a Change of Control, the Company may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time or subject to specific conditions as the Committee recommends, (ii) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as recommended by the Committee, in an amount equal to the amount by which the then air Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee recommends, (iv) with respect to Participants holding Stock Units or Other Stock-Based Awards, determine that such Participants shall receive one or more payments in settlement of such Stock Units or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or assumption shall take place as of the date of the Change of Control or such other date as the Company may specify.

16. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Company.  The Company shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Company shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17. Amendment and Termination of the Plan

a. Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

b. Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.  The termination of the Plan shall not impair the power and authority of the Board or the Committee with respect to an outstanding Grant.

18. Miscellaneous

a. Disqualifying Dispositions. Any Participant who shall made a “disposition” (as defined in Section 424 of the Code) of any portion of Common Stock acquired upon the exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon the exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

b. Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Grant may be made to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as recommended by the Committee and determined by the Board.

c. Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, that Plan provision shall cease to apply.  The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

d. Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

e. Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

f. Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer nor shall it interfere in any way with the right of the Company or any subsidiary to terminate such person’s employment or service at any time.  Unless otherwise specified in the applicable Grant Agreement, an approved leave of absence shall not be considered a termination of employment or service for purposes of a Grant under the Plan.

   g. No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

h. Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Committee recommends to comply with the laws of the applicable countries, and the Committee may adopt such procedures, or recommend the Board adopt such addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

i. Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Client Matter 23832/00006/A5925042.DOC[Ver:2]

EXHIBIT 5.1

September 30, 2019

Micron Solutions, Inc.

25 Sawyer Passway

Fitchburg, MA  01420

Re:	Registration Statement on S-8

 Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by Micron Solutions, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Registration Statement relates to the registration of 500,000 shares of common stock, par value $0.01 per share (the “Shares”) issuable in accordance with Grants issued from time to time as the term Grant is defined in and in accordance with the Registrant’s 2019 Equity Incentive Plan (the “Plan”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)           the Certificate of Incorporation and By-laws of the Registrant, each as amended as of the date hereof;

(2)           the Plan; and

(3)           minutes of meetings and consents of the Board of Directors of the Registrant provided to us by the Registrant.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Registrant and such other instruments and other certificates of public officials, officers and representatives of the Registrant and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.  In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, it is our opinion that: (i) the Registrant has taken all necessary corporate action required to authorize the issuance of the Shares; and (ii) that upon receipt of the exercise price and compliance with the terms and conditions of any Grants issued in accordance with the terms of the Plan, and when certificates for the Shares have been duly executed and countersigned and delivered, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ MIRICK O’CONNELL DEMALLIE & LOUGEE, LLP

Client Matter 23832/00006/A5925042.DOC[Ver:2]

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Micron Solutions, Inc. of our report dated March 19, 2019, relating to the consolidated financial statements of Micron Solutions, Inc., appearing in the Annual Report on Form 10-K of Micron Solutions, Inc. for the year ended December 31, 2018.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts

September 30, 2019

Client Matter 23832/00006/A5925042.DOC[Ver:2]